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 CUSIP No. 981904105                  13-G                   Page 8  of 10 Pages


                            EXHIBIT 1 TO SCHEDULE 13G
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                                FEBRUARY 10, 1999
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               MORGAN  STANLEY  DEAN WITTER & CO.,  MORGAN  STANLEY  DEAN WITTER

               INVESTMENT  MANAGEMENT  LIMITED and MORGAN  STANLEY  SICAV GLOBAL

               EQUITY  FUND  hereby  agree  that,  unless  differentiated,  this

               Schedule 13G is filed on behalf of each of the parties.


            MORGAN STANLEY DEAN WITTER & CO.

            BY: /s/ Bruce Bromberg
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            Bruce Bromberg / Vice President Morgan Stanley & Co. Incorporated

            MORGAN STANLEY DEAN WITTER INVESTMENT MANAGEMENT LIMITED

            BY: /s/ Donald P. Ryan
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            Donald P. Ryan / Principal Morgan Stanley Dean Witter Investment
                             Management Inc.

            MORGAN STANLEY SICAV GLOBAL EQUITY FUND

            BY: /s/ Jacqueline A. Day
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            Jacqueline A. Day / Executive Director Morgan Stanley SICAV Global
                                Equity Fund

* Attention. Intentional misstatements or omissions of fact constitute federal criminal violations (see 18 U.S.C. 1001).